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As filed with the Securities and Exchange Commission on June 19, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

WIND RIVER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-2873391
(State of incorporation)	(I.R.S. Employer Identification No.)

500 Wind River Way
Alameda, California 94501
(510) 748-4100
(Address, including zip code, of registrant's principal executive offices)

1998 NON-OFFICER STOCK OPTION PLAN
(Full title of the plans)

Michael W. Zellner
Chief Financial Officer
Wind River Systems, Inc.
500 Wind River Way
Alameda, California 94501
(510) 748-4100
(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Guernsey, Esq.
Cooley Godward LLP
One Maritime Plaza, 20th Floor
San Francisco, CA 94111-3580

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common Stock, $0.001 par value, to be issued under the 1998 Non-Officer Stock Option Plan	3,300,000 shares	$21.06	$69,498,000	$17,374.50

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on June 18, 2001 as reported on the Nasdaq National Market.

PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

    The contents of the Registrant's Form S-8 Registration Statement Nos. 333-61053, 333-66245, 333-86367, 333-34874 and 333-46850 dated August 10, 1998, October 28, 1998, September 1, 1999, April 14, 2000 and September 28, 2000, respectively, are incorporated herein by reference.

Item 8. Exhibits

Exhibit Number	Documents
5.1	Opinion of Cooley Godward LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Cooley Godward LLP (see Exhibit 5.1)
99.1	1998 Non-Officer Stock Option Plan, as amended

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on this 19th day of June, 2001.

WIND RIVER SYSTEMS, INC.
By:	/s/ Michael W. Zellner Michael W. Zellner Chief Financial Officer and Vice President of Finance

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POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints Thomas St. Dennis and Michael W. Zellner, and each of them, as his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Signature	Title	Date

/s/ Thomas St. Dennis Thomas St. Dennis	President, Chief Executive Officer and Director (Principal Executive Officer)	June 19, 2001
/s/ Michael W. Zellner Michael W. Zellner	Vice President of Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	June 19, 2001
/s/ Jerry L. Fiddler Jerry L. Fiddler	Chairman of the Board	June 19, 2001
/s/ Narendra K. Gupta Narendra K. Gupta	Vice Chairman of the Board	June 19, 2001
/s/ James W. Bagley James W. Bagley	Director	June 19, 2001
/s/ John C. Bolger John C. Bolger	Director	June 19, 2001
/s/ William B. Elmore William B. Elmore	Director	June 19, 2001
/s/ Grant M. Inman Grant M. Inman	Director	June 19, 2001

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INDEX TO EXHIBITS

Exhibit Number	Documents
5.1	Opinion of Cooley Godward LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Cooley Godward LLP (see Exhibit 5.1)
99.1	1998 Non-Officer Stock Option Plan, as amended

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PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS